Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (File No. 333-34641) and Form S-8 (File No. 333-82282) of Miller Industries, Inc. of our report dated April 11, 2003, except as to Notes 2 and 8 as to which the date is May 1, 2003 relating to the financial statements and financial statement schedule of Miller Industries, Inc., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

May 20, 2003